COOPERS & LYBRAND L.L.P.


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of Growth Portfolio:

         Small Cap Portfolio
         Value Portfolio

We consent to the inclusion in Post Effective Amendment No. 2 to the Registration Statement of Growth Portfolio on Form N-1A (File No. 811-07363) of our reports dated February 14, 1997 on our audit of the financial statements of the above referenced funds.


                                      /s/ Coopers & Lybrand L.L.P.
                                      -----------------------------------------
                                      COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
April 29, 1997